HENDERSON GLOBAL FUNDS

  WRITTEN INSTRUMENT ESTABLISHING AND DESIGNATING SERIES AND CLASS OF INTERESTS

         The undersigned, the Trustees of the Henderson Global Funds (the "Trust"), a statutory trust organized pursuant to a Declaration of Trust dated May 11, 2001, as amended (the "Declaration of Trust"), pursuant to Sections 6.2 and 6.3 of Article VI of the Declaration of Trust, do hereby establish and designate a new series of Interests of the Trust to be known as the Henderson [Industries of the Future] Fund (the "New Series"), and further do hereby establish two classes of shares of beneficial interest of the New Series (the "Shares") designated Class [A] and Class [C] (each, a "Class"). The New Series and Shares of each Class shall be redeemable and have the same voting, dividend, liquidation and other rights, preferences and powers, restrictions, limitations, qualifications, terms and conditions, as set forth in the Declaration of Trust with respect to the Series and Class set forth herein.



                            (SIGNATURE PAGE FOLLOWS)

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  (SIGNATURE PAGE- HENDERSON GLOBAL FUNDS- WRITTEN INSTRUMENT ESTABLISHING AND
                     DESIGNATION SERIES AND CLASSES FOLLOWS)



         IN WITNESS WHEREOF, the undersigned have this 13th day of June, 2008 signed these presents, in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same documents.



                                                  /s/ C. Gary Gerst
                                                  -----------------
                                                  C. Gary Gerst,


                                                  Chairman and Trustee


                                                  /s/ Roland C. Baker
                                                  -------------------
                                                  Roland C. Baker, Trustee

                                                  /s/ Faris F. Chesley
                                                  --------------------
                                                  Faris F. Chesley, Trustee

                                                  /s/ Sean Dranfield
                                                  ------------------
                                                  Sean Dranfield, Trustee

                                                  /s/ Charles H. Wurtzebach
                                                  -------------------------
                                                  Charles H. Wurtzebach, Trustee